UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 24th Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BXMT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On February 1, 2023, Martin L. Edelman gave notice of his resignation to the Board of Directors (the “Board of Directors”) of Blackstone Mortgage Trust, Inc. (the “Company”) effective immediately prior to the appointment of his replacement. The Board of Directors thanked Mr. Edelman for 26 years of dedicated service to the Company and its predecessor business through a period of tremendous growth.

Mr. Edelman’s notice to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Director Appointment

On February 1, 2023, the Board of Directors elected Gilda Perez-Alvarado to fill the vacancy created by Mr. Edelman’s resignation. Ms. Perez-Alvarado, 42, is the Global Chief Executive Officer of JLL Hotels & Hospitality (a division of JLL), where she is responsible for investment sales, debt and equity placement, strategic advisory and asset management across three global regions: Americas, EMEA and Asia Pacific. Additionally, Gilda leads the group’s Global Hotel Desk, a specialized team of cross-border investment sales professionals based in the Middle East, Asia Pacific, the Americas and Europe. From September 2018 until January 2021, Ms. Perez-Alvarado served as CEO, Hotels & Hospitality, Americas and prior to that was a Managing Director at JLL. She also has served on the Board of Directors of Sonder (NASDAQ: SOND) since September 2021 and is a member of its nominating, corporate governance, and social responsibility committee. Ms. Perez-Alvarado is also a member of the Board of Trustees of Cornell University since June 2022, and is an active member of IREFAC (Industry Real Estate Financing Advisory Council), a member of Cornell School of Hotel Administration Dean’s Advisory Board, a member of WX New York Women Executives in Real Estate, and a member of the World Travel and Tourism Council. She is a graduate of the Cornell School of Hotel Administration, where she graduated with Honors and served as Degree Marshall for her graduating class, and received her Masters in Business Administration degree from Instituto de Empresa (IE Business School) in Madrid, Spain. The Company believes Ms. Perez-Alvarado’s extensive professional experience in the hotel and hospitality industry, including internationally, provides the Board of Directors with valuable perspectives into the Company’s business.

The selection of Ms. Perez-Alvarado to serve as a director of the Company was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Ms. Perez-Alvarado and any director or executive officer of the Company and there are no transactions between Ms. Perez-Alvarado and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

For her service as a director, Ms. Perez-Alvarado will be entitled to receive the compensation for non-employee directors described under the heading “Executive Compensation—Non-Employee Director Compensation” in the Company’s definitive proxy statement on Schedule 14A relating to the Company’s 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on April 29, 2022, which description is incorporated herein by reference, as amended or supplemented by the Board of Directors.

Item 7.01	Regulation FD Disclosure.

On February 1, 2023, the Company issued a press release announcing the election of Ms. Perez-Alvarado to serve as a director. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Blackstone Mortgage Trust, Inc. dated February 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.
Date: February 1, 2023

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary